EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS FIRST QUARTER 2025 RESULTS

FREDERICK, MD, May 8, 2025 — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the first quarter ended March 31, 2025.

TOMI Chief Executive Officer, Dr. Halden Shane, stated, “The first quarter of 2025 delivered improved financial results as we grew quarter-over-quarter revenue by 42% and continue to see positive trends in the market with demand for our product lines and recurring solution sales.  The increase in revenue, consistent gross profit and lower operating expenses all contributed to improved financial results for the first quarter of 2025, when compared to the same prior year period.

“We are off to a strong start thus far in 2025 and we expect to see similar trends for the remainder of 2025 and will continue to focus on executing our strategies to grow revenues, expand business development and deliver improved results and value for our shareholders,” Dr. Shane concluded.

Financial Results for the three months ended March 31, 2025, compared to March 31, 2024

•	Sales, net was $1,577,000 compared to $1,114,000 for the three months ended March 31, 2025 and 2024, respectively.

•	Gross margin was 60.4% compared to 60.2% in the prior year period.

•	Operating loss was $(754,000), compared to $(1,226,000) in the prior year period.

•	Net loss was $(256,000) or $(0.01) per basic and diluted share, compared to $(1,310,000) or $(0.07) per basic and diluted share in the same period last year.

Recent Business Highlights:

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SteraMist product-based revenues for the three months ended March 31, 2025 and 2024, were $1,000,000 and $743,000, respectively, representing an increase of $257,000 when compared to the same prior year period. The higher revenue was attributable to increased demand for our SteraMist BIT solution, mobile handheld point and spray product lines, the SteraMist Integrated System (SIS) product offering, scope adjustments to align with client needs and project dynamics on currently installed Custom Engineered Systems (CES’s) among deliverables to new projects.

•	197% quarter over quarter growth in SteraMist BIT solution sales for the first quarter of 2025, compared to the same prior year period.
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Service-based revenue for the three months ended March 31, 2025 and 2024, was $577,000 and $371,000, respectively, representing a year over year increase of $206,000, or 56%. The increase in service revenue was due to increased demand for iHP services as well as expanded services offered by the company.

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Domestic revenue for the three months ended March 31, 2025 and 2024 was $1,192,000 and $662,000, respectively, an increase of $530,000 or 80%, when compared to the same prior year period. Domestic revenue increased due to higher demand for our solution, mobile equipment, CES and iHP service sales.

•	Sales backlog at March 31, 2025 was $1,225,000, representing an increase of $348,000 over the reported amount at December 31, 2024.
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In March 2025, the Company announced a significant contract to install a SteraMist iHP Custom Engineered System (CES) at a leading university in Rhode Island, valued at approximately $450,000. This new client was secured through distributor ARES Distribution, and underscores TOMI’s competitive advantage, having successfully outperformed key hydrogen peroxide competitors.

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The Company announced in March the deployment of SteraMist iHP technology at the NASA Johnson Space Center, marking the Company’s expansion into the aerospace sector, showcasing its potential for broader applications within the aerospace sector and beyond. This strategic partnership aligns with the Company’s ongoing SteraMistX campaign, which focuses on aerospace, military, and exploration fields utilizing iHP decontamination to elevate biosecurity biosafety standards.

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In March 2025, TOMI announced an OEM partnership with Pharma Biotech System Components LLC/Pharma Biotech System Components Ltd (PBSC), a premier manufacturer specializing in high containment, material decontamination, and cleanroom solutions. This collaboration enhances TOMI's SteraMist Integrated System (SIS) product launched in the second half of last year. Through this OEM agreement, TOMI will now offer pass-through hatches and chambers integrated with iHP, specifically designed for optimized decontamination cycles.

•	On March 21, 2025, the Company announced the expansion into Aquaculture with new partner, Algafeed

Conference Call Information

TOMI will hold a conference call to discuss First Quarter 2025 results at 4:30 p.m. ET today, May 8, 2025.

To participate in the call by phone, dial (877) 545-0320 approximately five minutes prior to the scheduled start time and provide participant access code 616069, or request the "TOMI Environmental Solutions first quarter earnings call." International callers please dial (973) 528-0002. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website or register at the following link: https://www.webcaster4.com/Webcast/Page/2262/52458.

A replay of the teleconference will be available until Thursday, May 22, 2025, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 52458. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit https://www.steramist.com or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation,  our strategies to grow revenue and expand business development, our expectation with respect to the remainder of 2025; our ability to generate lead and referral for sales, and our ability to improve financial performance. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to acquire new customers and expands sales; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

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The following represents our consolidated balance sheets and statement of operations from our recently filed Form 10-Q:

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
Current Assets:
	March 31, 2025 (Unaudited)	December 31, 2024
Cash and Cash Equivalents	$674,181	$664,879
Accounts Receivable – net	1,930,196	1,881,138
Other Receivables	455,010	-
Inventories, net	3,405,710	3,578,202
Vendor Deposits	32,915	35,895
Prepaid Expenses	281,480	332,999
Total Current Assets	6,779,492	6,493,113

Property and Equipment – net	818,304	875,449

Other Assets:
Intangible Assets – net	1,243,776	1,250,574
Operating Lease - Right of Use Asset	380,791	399,254
Other Assets	735,414	675,348
Total Other Assets	2,359,981	2,325,176
Total Assets	$9,957,777	$9,693,738

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,767,896	$1,924,379
Accrued Expenses and Other Current Liabilities	878,084	455,675
Deferred Revenue	233,727	211,724
Current Portion of Long-Term Operating Lease	132,660	129,132
Total Current Liabilities	3,012,367	2,720,910

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	479,357	513,395
Convertible Notes Payable, net of unamortized debt discount of $262,293 and $239,506 at March 31, 2025 and December 31, 2024, respectively	2,622,707	2,360,494
Total Long-Term Liabilities	3,102,064	2,873,889
Total Liabilities	6,114,431	5,594,799

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock; par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value; 7.5% Cumulative dividend; 4,000 shares authorized; none issued and outstanding at March 31, 2025 and December 31, 2024, respectively	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized; 20,015,205 and 20,015,205 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	200,152	200,152
Additional Paid-In Capital	58,201,140	58,201,140
Accumulated Deficit	(54,558,584)	(54,302,991)
Total Shareholders’ Equity	3,843,346	4,098,939
Total Liabilities and Shareholders’ Equity	$9,957,777	$9,693,738

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended
	March 31,
	2025	2024

Sales, net	$1,576,558	$1,114,087
Cost of Sales	624,813	443,419
Gross Profit	951,745	670,668

Operating Expenses:
Professional Fees	219,316	197,999
Depreciation and Amortization	68,542	77,921
Selling Expenses	246,406	289,069
Research and Development	44,580	67,971
Consulting Fees	102,766	113,635
General and Administrative	1,024,600	1,150,549
Total Operating Expenses	1,706,210	1,897,144
Income (loss) from Operations	(754,465)	(1,226,476)

Other Income (Expense):
Other Income	534,912	-
Interest Income	82,890	9,906
Interest Expense	(118,930)	(93,620)
Total Other Income (Expense)	498,872	(83,714)

Income (loss) before income taxes	(255,593)	(1,310,190)
Provision for Income Taxes	-	-
Net Income (loss)	$(255,593)	$(1,310,190)

Net income (loss) Per Common Share
Basic	$(0.01)	$(0.07)
Diluted	$(0.01)	$(0.07)

Basic Weighted Average Common Shares Outstanding	20,015,205	19,954,511
Diluted Weighted Average Common Shares Outstanding	20,015,205	19,954,511

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INVESTOR RELATIONS CONTACT:

John Nesbett/Rosalyn Christian

IMS Investor Relations

tomi@imsinvestorrelations.com

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